Exhibit 3.7

ARTICLES OF INCORPORATION

OF

HUGHES COMMUNICATION SERVICES, INC.

ONE:  The name of the corporation is Hughes Communication Services, Inc.

TWO:  The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.  The primary purpose of the corporation shall be to operate and maintain a communication satellite system and to provide the services of that system to governmental and nongovernmental customers.

THREE:  The name and address in this state of the corporation’s initial agent for service of process is James E. Dunlap, Hughes Aircraft Company, Space & Communications Group, 909 No. Sepulveda Boulevard, El Segundo, California 90245.

FOUR:  The total number of shares which the corporation is authorized to issue is one thousand (1,000).

DATED:  June 27, 1977

Incorporator

I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

S.J. Petrucci and J.L. Hayden certify that:

1.             They are the Senior Vice President and Chief Financial Officer, respectively, of HUGHES COMMUNICATION SERVICES, INC., a California corporation.

2.             Article ONE of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is HUGHES COMMUNICATIONS SERVICES, INC.”

3.             The foregoing amendment has been approved by the Board of Directors of said corporation.

4.             The foregoing amendment of articles of incorporation has been duly approved by the required vote of the shareholder of said corporation in accordance with section 902 of the California General Corporation Law, 100 percent of the outstanding shares of the stock of said corporation having been voted in favor of the amendment.

/s/ Stephen J. Petrucci	/s/ Jack L. Hayden
Stephen J. Petrucci	Jack L. Hayden
Senior Vice President	Chief Financial Officer

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed at El Segundo, California, on June 15, 1983.

/s/ Stephen J. Petrucci	/s/ Jack L. Hayden
Stephen J. Petrucci	Jack L. Hayden
Senior Vice President	Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

Hughes Communications Services, Inc.

******************

We, Frederick A. Landman and James W. Cuminale, the President and the Secretary of Hughes Communications Services, Inc., a corporation duly organized and existing under the laws of the State of California (the “Corporation”), do hereby certify:

1.     That they are the President and the Secretary, respectively, of Hughes Communications Services, Inc., a California corporation.

2.     That an amendment to the Articles of Incorporation of this Corporation has been approved by the Board of Directors.

3.     The amendment so approved by the Board of Directors is as follows:

Article 1 of the Articles of Incorporation of this Corporation is amended to read as follows:

ONE:  The name of the corporation is

PanAmSat Communications Services, Inc.

4.     That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5.     That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve
Common	100 shares	More than 50%

6.     That the number of shares of each class which gave written consent in favor if said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Greenwich, Connecticut on July 16, 1997

/s/ Frederick A. Landman
Frederick A. Landman
President

/s/ James W. Cuminale
James W. Cuminale
Secretary